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                                                                   EXHIBIT 10.13

                               OPERATING AGREEMENT

         THIS AGREEMENT is made and entered into as of the 1st day of January, 2002, by and among SHAMROCK LOGISTICS OPERATIONS, L.P., a Delaware limited partnership (hereinafter referred to as "OPERATOR") and VALERO PIPELINE COMPANY, a Delaware corporation ("VALERO") (with Operator and Valero each being referred to herein as, a "Party" and collectively, the "Parties").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Valero leases certain refined product pipeline assets, terminals, pump stations and associated equipment, facilities and real estate interests (collectively the "System") pursuant to that certain Pipeline and Terminal Lease Agreement dated May 25, 2001 by and between Coastal Liquids Partners, L.P., as lessor and Valero Marketing and Supply Company and Valero Pipeline Company, collectively as lessee (the "Lease"), a copy of which is attached hereto as Exhibit A and made a part hereof;

         WHEREAS, Valero desires to employ Operator to manage, operate, and maintain the System; and

         WHEREAS, Operator is willing to manage, operate, and maintain the System under the terms and conditions of this Agreement.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, it is agreed by and among the Parties hereto as follows:

                                    SECTION 1
                       APPOINTMENT, TERM, AND TERMINATION

1.1 Valero hereby appoints and employs Operator to manage, operate and maintain the System for and on behalf of Valero, and acting as Valero's agent in Valero's name, hereby authorizing and empowering Operator to do and perform any and all acts and things which Operator shall, in the exercise of its judgement, and consistent with the standard of care set forth in Section 2.2 below, know or determine is either necessary or proper for the management, operation, and maintenance of the System, subject to the specific limitations herein set forth and subject to the general authority of Valero as lessee of the System.

1.2 Either Party may terminate this Agreement upon at least thirty (30) days prior written notice to the other Party. Termination of this Agreement shall not release or discharge any Party from, or affect a Party's liabilities and obligations including, without limitation, its own indemnity obligations under this Agreement relating to the period prior to such termination.

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                                    SECTION 2
                    AGREEMENT, DUTIES AND POWERS OF OPERATOR

2.1 During the term of this Agreement, Operator, as agent and as operator for Valero, shall assume responsibility for the scheduling, operation, maintenance and repair of the System. Without limiting the generality of the foregoing and in accordance with Section 2.2 of this Agreement, Operator shall:

         (a) Perform such activities as might be required to schedule, receive, transport, deliver, and otherwise handle the volume of refined products tendered for transportation in the System.

         (b) Cause to be purchased for and in the name of Valero necessary materials, supplies, and services for the use and benefit of the System, as well as incur such expenses and cause Valero to enter into such commitments as necessary in connection with the proper operation, maintenance and repair of the System; provided that any expenditures to be charged to Valero are subject to the provisions of Section 4 hereof;

         (c) Maintain continuous surveillance of the System, and periodically inspect the System for damage and other unsafe conditions, report any observed unsafe conditions to Valero and perform or cause to be performed such repairs to the System as required;

         (d) Provide movement and scheduling services, including nomination, processing, dispatching, creation and/or collection of delivery tickets, bills of lading, inventories, line balances, preparation of gain and loss reports necessary to properly balance and account for all movements associated with any portion of the System, and forecasts of volume requirements to sustain sufficient inventories for the terminals that are part of the System, including 30-day, weekly, and daily forecasts;

         (e) Monitor daily operations and perform and/or witness meter calibrations and other means of measurement at regular intervals to ensure measurement accuracy of the System within generally accepted industry tolerances and standards. For those meter calibrations not performed and/or witnessed by Operator, Operator will use commercially reasonable efforts to obtain calibration reports from independent third party inspectors and operators;

         (f) Maintain in a manner such that they shall be available for periodic inspection, all as-built drawings or descriptions of the System, construction and maintenance records, inspection and testing records, operating procedures and manuals, custody transfer documents, and such other records as may be required by governmental authorities that have proper jurisdiction over any portion of the System or as may be reasonably

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                  requested by Valero that are either provided by Valero or
                  generated by Operator under the terms of this Agreement;

         (g) Maintain other suitable and proper records, including operating records, and file such reports as required by governmental agencies that have proper jurisdiction over any portion of the System; and applicable regulations, or as further set forth in this Agreement;

         (h) Respond to emergencies in accordance with the standards sets forth in Section 2.2 of this Agreement;

         (i) Maintain and implement emergency plans as required by applicable laws and regulations;

         (j) Act as coordinator for Valero in contacts with government agencies relating to the physical operation and maintenance of the System, as required by applicable laws, regulations, permit conditions or right-of way agreements including any "one-call" systems;

         (k) Provide, operate, and maintain a telemetry and data communications system which is functionally equivalent to the telemetry and data communications systems used by the System on the date hereof for the safe and efficient use of the SCADA System;

         (l) Maintain, update, or change, as necessary, operating manuals, monitoring programs, contingency plans, and training programs that are provided by Valero for the purpose of satisfying or complying with applicable laws, rules, regulations, and other requirements of governmental authorities that have proper jurisdiction over the operation of the System;

         (m) Comply in all material respects with Valero's obligations regarding management, operation, and maintenance of the System contained in the Lease provided that Operator determines, in its sole judgment, that such conduct is legally permissible; and

         (n) Any and all other functions and services necessary and/or appropriate for the safe, efficient, and legally permissible operation of the System.

2.2 Operator agrees to perform all services hereunder in a manner consistent with the usual and customary practices, codes, and standards of a prudent operator in the refined products pipeline industry and in accordance with valid and applicable laws, rules, and regulations of any government authorities having proper jurisdiction over any portion of the System.

2.3 If and to the extent that any fees, tariff revenues, and other income are received or collected by Operator which are related to the System, including tariff revenues

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         for shipment of refined products across the System and fees associated with the System's terminal operations, all such fees, tariff revenues, and other income shall inure to the benefit of and become the property of Valero. Operator will submit all such fees to Valero immediately upon receipt thereof.

         2.4 Notwithstanding anything in this Agreement to the contrary, Valero may, at its option except where prohibited by applicable law, rule, or regulation, participate in any business plan development, operational planning, and oversight activities related to the System.

                                    SECTION 3
                         ADDITIONAL SERVICES OF OPERATOR

3.1 CATHODIC PROTECTION. During the term of this Agreement, Operator will maintain cathodic protection for the System in accordance with the standard set forth in Section 2.2 hereof. Such maintenance includes, but is not limited to, periodic inspection and testing of the cathodic protection.

3.2      RIGHT OF WAY MAINTENANCE AND FLY OVERS.

        (a) During the term of this Agreement, Operator will maintain the System right of way, including all pump stations and Terminals along its course. Such maintenance includes, but is not limited to, mowing, repairing and maintaining signs and markers, and repairing and maintaining fences.

         (b) Lessee shall, in accordance with Section 2.2 hereof, inspect the surface conditions on or adjacent to the System right-of-way. Methods of inspection include walking, driving, flying or other appropriate means of traversing the right-of-way.

                                    SECTION 4
                COMPENSATION OF OPERATOR AND CAPITAL EXPENDITURES

4.1 COMPENSATION OF OPERATOR. For the services to be performed by Operator and/or its affiliates pursuant to this Agreement, Valero shall pay Operator as follows:

         (a) On or before the 15th day of each calendar month, Operator will allocate to Valero a monthly cost share for the following internal support services: (i) pipeline right-of-way management, (ii) general administrative services, (iii) pipeline and terminals engineering services, (iv) corrosion control management, (v) pipeline safety and regulatory services, (vi) control center management, and (vii) SCADA and terminal automation services (collectively, the "Internal Support Services" and individually, a "Internal Support Service"). The percentage of costs to be allocated to the System for each Internal Support Service is different. The formula for determine the percentage for each Internal Support Service is set forth below:

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                  (1) For items nos. 4.1(a)(i),(ii), and (iii) generally
                      described above, the allocated percentage is determined by dividing (x) the total number of miles of pipeline located within the System by (y) the total number of miles of pipeline that have been maintained by Operator during the same period of time.

                  (2) For items nos. 4.1(a)(iv), (v), and (vi) generally
                      described above, the allocated percentage is based on (x) a good faith estimate of the number of man-hours spent managing any portion of the System for each Internal Support Service compared to (y) a good faith estimate of the number of total man-hours that were expended during the same time period for the same Internal Support Service in connection with all pipeline systems maintained by Operator.

                  (3) For item no 4.1(a)(vii) generally described above, the allocated percentage is determined by dividing (x) the total number of SCADA and terminal automation units located within the System by (y) the total number of SCADA and terminal automation units that have been maintained by Operator during the same period of time. .


         (b) For all other out-of-pocket costs including, but not limited to, materials, equipment rental, support services (including, without limitation, outside legal, accounting, and environmental, health, and safety ["EH&S"] fees), utility costs, repairs made or incurred by Operator according to this Agreement, expense projects (subject to the provisions of Section 4.2(a), below), capital projects approved by Valero and emergency expenditures incurred and paid by Operator and/or its affiliates in connection with the performance of its obligations hereunder, Operator shall provide Valero with supporting documentation for all such costs, expenses, and liabilities. Operator will invoice Valero by the 15th day of each calendar month for all such reimbursable costs incurred by Operator in connection with the System during the preceding calendar month, and Valero will pay Operator or its designee within ten (10) days after its receipt of Operator's invoice.

4.2      LIMITATIONS ON EXPENDITURES.

         (a) Operator will obtain prior approval for expenditures of $250,000 or more that Operator considers necessary for the benefit of the System.

         (b) Operator will comply with Valero's Authorization For Expenditure ("AFE") policy, as such policy may be amended from time to time. A current copy of the Valero's AFE policy is attached to this Agreement as Exhibit "B" and made a part hereof.

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4.3      EMERGENCY EXPENDITURES. In cases of emergency, as such is determined in
         Operator's sole discretion, Operator may proceed with expenditures for required work when such is necessary in Operator's judgement to keep the System operating, to restore the System to operating condition, or to eliminate or minimize damage to property or injury to death of persons, without the necessity of submitting such proposed expenditures in advance for approval by Valero. In such event, Operator shall, as soon as practical, notify Valero promptly by telephone, then confirmed in writing (by facsimile or overnight mail) of the existence or occurrence of the emergency. Such notice shall set forth the nature of the emergency, the corrective actions taken, and the estimated cost of such corrective action.

                                    SECTION 5
                                    INSURANCE

5.1      INSURANCE.

         (a) During the entire term of this Agreement, Valero, at its own cost, shall insure the System against all risks of physical loss or damage. Valero will have its insurers waive their rights of subrogation against Operator.

         (b) During the entire term of this Agreement, Operator, at its own cost and expense, shall provide (i) at least $5 Million in General Comprehensive Liability Insurance coverage in connection with its operation and maintenance of the System, and (ii) maintain Workers' Compensation and Occupational Disease Insurance in accordance with applicable Texas law, to the same extent Operator insures its own assets of a similar nature; provided, however, Operator may self-insure itself against such risks provided it qualifies as a self-insurer pursuant to the applicable Texas law. Operator will have its insurers waive their rights of subrogation against Valero.

5.2 INSURANCE REQUIREMENTS FOR CONTRACTORS. Operator shall require all contractors and subcontractors employed by Operator under this Agreement to maintain insurance coverage similar in nature and amount that Operator generally requires such contractors to have for work performed on its own assets of a similar nature.

         Operator will make a reasonable good faith effort as promptly as practical to obtain from such contractors and subcontractors insurance certificates showing compliance with Operator's insurance requirements and to cause their insurers to name Operator and Valero as additional insured under all policies. Operator will make a reasonable good faith effort as promptly as practical to cause such contractors and subcontractors, to the extent permitted under applicable law, to

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         have their underwriters or insurers waive subrogation rights against
         Operator and Valero.

                                    SECTION 6
                           INDEMNIFICATION AND CLAIMS

6.1 INDEMNIFICATION BY VALERO. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED FOR IN SECTIONS 6.2 AND 6.3, BELOW, AND REGARDLESS OF THEORY OR THEORIES ALLEGED INCLUDING, WITHOUT LIMITATION, NEGLIGENCE (WHETHER SOLE, JOINT, OR CONCURRENT), STRICT LIABILITY, BREACH, OR VIOLATION OF LAW, RULE, OR REGULATION OF OR BY OPERATOR OR ANY THIRD PARTY, VALERO SHALL RELEASE, INDEMNIFY, HOLD HARMLESS, AND DEFEND OPERATOR, ITS SUBSIDIARIES AND CORPORATE AFFILIATES, AS WELL THE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND REPRESENTATIVES OF OPERATOR, ITS SUBSIDIARIES AND CORPORATE AFFILIATES (COLLECTIVELY, THE "SLO INDEMNITEES" AND INDIVIDUALLY, THE "SLO INDEMNITEE"), FROM AND AGAINST ANY AND ALL DAMAGES (AS DEFINED BELOW) ARISING OUT OF OR IN ANY WAY RELATING TO THE OPERATION, MAINTENANCE, OWNERSHIP, INSPECTION, TESTING, ALTERATION, REPLACEMENT, CHANGE IN SIZE OF, REPAIR, EXPANSION, TRANSITION, ENVIRONMENTAL REMEDIATION, OR MANAGEMENT OF THE SYSTEM TO THE EXTENT ANY SUCH DAMAGES ARE CAUSED BY (A) THE NEGLIGENCE OR WILLFUL MISCONDUCT OF VALERO, OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND REPRESENTATIVES OR (B) ANY FACT, CIRCUMSTANCE, ACTION, OMISSION, OR CONDITION OCCURRING OR EXISTING AND RELATING TO THE SYSTEM PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT, AS DETERMINED BY EITHER MUTUAL AGREEMENT OF THE PARTIES OR A FINAL, NON-APPEALABLE JUDGMENT OF A JUDICIAL BODY HAVING PROPER JURISDICTION OVER THE SUBJECT MATTER IN QUESTION. FOR PURPOSES OF THIS SECTION 6.1 AND SECTIONS 6.2 AND 6.3, BELOW, THE TERM "DAMAGES" SHALL MEAN ANY AND ALL (I) OBLIGATIONS, (II) LIABILITIES, (III) DAMAGES (INCLUDING BUT NOT LIMITED TO, INJURY TO OR DEATH OF PERSONS AND DAMAGES TO OR DESTRUCTION OR LOSS OF PROPERTY),
         (IV) LOSSES, (V) ACTIONS, (VI) SUITS, (VII) CLAIMS, (VIII) JUDGMENTS, ORDERS, DIRECTIVES, INJUNCTIONS, DECREES, FINES, PENALTIES, ASSESSMENTS, OR AWARDS OF ANY AUTHORITY, BUREAU, OR AGENCY, AND (IX) COSTS AND EXPENSES (INCLUDING, BUT NOT LIMITED TO, REASONABLE AND NECESSARY ATTORNEYS' FEES).

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6.2      INDEMNIFICATION BY OPERATOR. OPERATOR SHALL RELEASE, INDEMNIFY, HOLD
         HARMLESS, AND DEFEND VALERO AND ITS SUBSIDIARIES AND CORPORATE AFFILIATES, AS WELL AS THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND REPRESENTATIVES (COLLECTIVELY, THE "VALERO INDEMNITEES") (UPON VALERO'S REQUEST) FROM AND AGAINST ANY AND ALL DAMAGES ARISING OUT OF OR IN ANY WAY RELATING TO THE OPERATION, MAINTENANCE, INSPECTION, TESTING, ALTERATION, REPLACEMENT, CHANGE IN SIZE OF, REPAIR, EXPANSION, TRANSITION, ENVIRONMENTAL REMEDIATION OR MANAGEMENT OF THE SYSTEM, TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF OPERATOR, ITS EMPLOYEES, AGENTS, CONTRACTORS, REPRESENTATIVES, OR ITS AFFILIATES, OR ANY EMPLOYEES, AGENTS, CONTRACTORS, OR REPRESENTATIVES OF ITS AFFILIATES AS DETERMINED BY EITHER MUTUAL AGREEMENT OF THE PARTIES OR A FINAL, NON-APPEALABLE JUDGMENT OF A JUDICIAL BODY HAVING PROPER JURISDICTION OVER THE SUBJECT MATTER IN QUESTION. NOTWITHSTANDING OPERATOR'S INDEMNITY OBLIGATIONS SET FORTH IN THIS SECTION 6.2, UNDER NO CIRCUMSTANCES SHALL SLO OR ANY SLO INDEMNITEE BE LIABLE TO VALERO OR ANY THIRD PARTY FOR, AND SHALL BE SPECIFICALLY RELEASED BY VALERO FROM AND AGAINST, ANY DAMAGES TO THE EXTENT THEY ARE CAUSED BY ANY FACT, CIRCUMSTANCE, ACTION, OMISSION, OR CONDITION OCCURRING OR EXISTING THAT
         (i) RELATES TO OR IS OTHERWISE ASSOCIATED WITH THE OPERATION, MAINTENANCE, OWNERSHIP, INSPECTION, TESTING, ALTERATION, REPLACEMENT, CHANGE IN SIZE OF, REPAIR, EXPANSION, TRANSITION, ENVIRONMENTAL REMEDIATION, OR MANAGEMENT OF THE SYSTEM PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT, AND (ii) WAS CAUSED BY ANY ACT OR OMISSION OF VALERO, ANY VALERO INDEMNITEE, OR ANY PERSON OR ENTITY THAT OWNED OR OPERATED ANY PORTION OF THE SYSTEM PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT.

6.3 INDEMNIFICATION BY CONTRACTORS. TO THE SAME EXTENT OPERATOR REQUIRES CONTRACTORS AND SUBCONTRACTORS TO INDEMNIFY OPERATOR WHILE PERFORMING WORK ON OR SERVICES FOR ITS OWN PIPELINE AND TERMINALING ASSETS, OPERATOR SHALL REQUIRE ALL CONTRACTORS AND SUBCONTRACTORS THAT WORK ON OR PROVIDE SERVICES FOR ANY PORTION OF THE SYSTEM (COLLECTIVELY, THE "OPERATOR'S CONTRACTORS") TO INDEMNIFY, DEFEND (UPON OPERATOR'S REQUEST), AND HOLD HARMLESS BOTH OPERATOR,

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         ITS EMPLOYEES AND ITS AFFILIATES, AND VALERO AND THE VALERO INDEMNITEES
         FROM AND AGAINST ALL DAMAGES TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH CONTRACTOR OR SUBCONTRACTOR, OR ONE OF THEIR RESPECTIVE EMPLOYEES AS DETERMINED BY EITHER MUTUAL AGREEMENT OF THE AFFECTED PARTIES OR A FINAL, NON-APPEALABLE JUDGMENT OF A JUDICIAL BODY HAVING PROPER JURISDICTION OVER THE SUBJECT MATTER IN QUESTION. .

                                    SECTION 7
                             PROPERTY ADMINISTRATION

7.1 Operator, in the name of and as agent for Valero, will perform all Property Administration (as hereinafter generally defined) necessary for the operation of the System. If Operator, in its sole discretion, determines that any part of the Property Administration can be performed more efficiently and economically by a contract agent, Operator may employ such contract agent and review such agent's work at any time and from time to time to ensure that the Property Administration is performed at a reasonable cost. "Property Administration" means the acquisition, maintenance and administration (including, but not limited to, the making of required payments) of all contracts and grants (including, but not limited to, right of way agreements, easements, leases, permits, and licenses) concerning Valero's rights to use or occupy the real property of other parties or rights granted to other parties (other than Operator or affiliates of Operator) to use Valero's real property.

                                    SECTION 8
                                     RECORDS

8.1 RECORDS. Valero shall remain responsible and liable for preparing, filing (where applicable), and maintaining any and all records, reports, data, manuals, policies, procedures or other materials of any kind, nature, or format that was required by applicable law, rule, or regulation for any period of time prior to the effective date of this Agreement. In the event Operator becomes aware of any records, reports, data, manuals, policies, procedures or other materials of any kind, nature, or format that were required by applicable law, rule, or regulation for any period of time prior to the effective date of this Agreement that have not been properly prepared, filed or maintained, Operator will promptly notify Valero of such fact. On a going forward basis after the effective date of this Agreement, Operator will prepare and preserve for and in the name of Valero a complete set of operating records in accordance with the system of accounts prescribed by the Federal Energy Regulatory Commission ("FERC"), and/or any other federal or state agency having regulatory jurisdiction over the System, or as may be reasonably required by Valero. Operator shall furnish all such information and reports

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         regarding the operation or maintenance of the System as might be reasonably required by Valero or by any federal or state agency having appropriate jurisdiction over the System. Operator shall provide Valero the opportunity to remove and retain a copy of such records at any time during the term of this Agreement or within a reasonable period of time thereafter.

8.2 PERIODIC REPORTS AND STATEMENTS. On a going forward basis, Operator and Valero will act diligently and in good faith to jointly prepare, review, and file with the appropriate regulatory agency, in the name of Valero, all reports required by applicable law in connection with environmental, health and safety matters, construction permits, and/or the ownership and operation of the System (collectively, the "Regulatory Reports"). Notwithstanding the foregoing, Valero shall be solely responsible and liable for preparing, reviewing, filing, and maintaining all Regulatory Reports that were either due to be filed or were based on the ownership or operation of the System prior to the effective time of this Agreement. Operator will promptly notify Valero of any deficiency in the preparation, filing or maintenance of such reports upon discovery thereof by Operator.

                                    SECTION 9
                              LAWS AND REGULATIONS

9.1 This Agreement is subject to all present and future valid orders, rules, and regulations of any regulatory body having proper jurisdiction over the ownership or operation of the System, and to the laws of the United States or any states having proper jurisdiction over the ownership or operation of the System; and in the event this Agreement or any provision hereof shall be found to be contrary to or in conflict with any such order, rule, regulation, or law, this Agreement shall be deemed modified to the extent necessary to comply with such order, rule, regulation, or law, but only for the period of time such order, rule, regulation or law is in effect.

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                                   SECTION 10
                                  FORCE MAJEURE

10.1 To the extent that any Party is rendered unable, wholly or in part, by an event of force majeure (as hereinafter defined) to perform any of its obligations under this Agreement, it is agreed that such Party upon giving notice and full particulars of such event of force majeure (including its known or estimated duration) in writing, or by facsimile transmission or similar electronic transmission device to the other Parties, as soon as practicable after the occurrence of the cause relied on, shall be relieved of its obligations hereunder during the continuance of the cause of the event of force majeure, but for no longer period. Such Party shall not be liable to the other Parties for any losses or damages regardless of the nature thereof and however so occurring, whether such losses or damages be direct or indirect, immediate or remote, by reason of an event of force majeure. Such Party shall use commercially reasonable efforts to mitigate the effects of such event of force majeure. If an event of force majeure renders a Party unable, wholly or in part, to carry out its obligations under this Agreement, the Parties shall determine if any adjustments are necessary in the charges to be paid as set forth in Section 4 hereof during the period such Party is unable to perform because of the event of force majeure.

         The term "force majeure" as employed herein shall mean, cover, and include the following:

         (a) Acts of God, including but not limited to, earthquakes, landslides, floods, washouts, lightning, tornadoes, and storms;

         (b) Acts of Government including but not limited to, imposition of laws, orders, rules, judgments, judicial actions, and regulations when conformity thereto directly or indirectly renders any Party unable to perform any of its obligations under this Agreement;

         (c) Acts of Civil Disorder, including but not limited to, acts of sabotage, acts of the public enemy or terrorists, acts of war (declared or undeclared), insurrections, riots, mass protests, or demonstrations;

         (d) Acts or Threats of Industrial Disorders, including but not limited to, strikes, lockouts and picketing, when such acts or threats of industrial disorder directly or indirectly render a Party unable to perform its obligations under this Agreement; provided, however, that the settlement of labor disputes to prevent or end any such industrial disorder shall be entirely within the discretion of such Party that is experiencing or suffering under such disorder and the above requirement that such Party use reasonable efforts to mitigate the effects of an event of force majeure, shall not require settlement of labor disputes by acceding to the demands

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                  of the opposing party when such course is inadvisable in the discretion of the adversely impacted Party;

         (e) Shortages of product, equipment, and materials which are beyond the reasonable control of such Party; and

         (f) Any other cause (other than the ability to pay money) beyond the reasonable control of such Party declaring force majeure.

                                   SECTION 11
                                 CONFIDENTIALITY

11.1 Operator agrees that any information which has been or shall be disclosed by Valero, directly or indirectly, to Operator, or developed by Operator, and in either case is supplied or generated in the course of performing services hereunder (collectively, "Confidential Information"), shall be maintained in confidence by Operator and shall be used by Operator only for the purposes of performing the services described herein. Except where required by applicable law, rule, regulation, order, judgment, or decree, Operator shall not disclose to others (other than to Valero or its affiliates or designees unless such disclosure is likewise restricted or prohibited by applicable law, rule, regulation, order, judgment, or decree), duplicate, or use in any manner, except as provided herein, all or any part of any Confidential Information. Operator shall limit access to such Confidential Information to those of Operator's employees, agents, contractors, or other representatives who reasonably require the same to carry out the purposes of this Agreement. No Confidential Information disclosed to Operator hereunder shall be passed on to or disclosed by Operator to any of its corporate affiliates (unless such information pertains solely to such affiliate) except with the prior written approval of Valero and the affected shipper on the System. Confidential Information shall not include any information which is acquired by Operator in the course of its activities outside of the scope of this Agreement or which becomes part of the public domain or literature without breach of this Agreement.

                                   SECTION 12
                     ACTIONS UPON TERMINATION OF OPERATIONS

12.1 RETURN OF SUPPLIES AND MATERIALS. Upon termination of this Agreement, Operator shall provide Valero the opportunity to remove and retain all operating supplies and materials purchased by Operator on Valero's behalf.

12.2 RETURN OF RECORDS. Upon termination of this Agreement, Operator shall deliver to Valero, at a location designated by Valero, all records, data, drawings, and information in Operator's custody that pertain to the System and the prior operation thereof.

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                                   SECTION 13
                                     NOTICES

13.1 All notices or other communications required or permitted by this Agreement shall be sufficiently given if in writing (including telex, fax or telegram) and personally delivered or sent by operator telex or by registered or certified mail, return receipt requested, as follows:

                  To Valero, as follows:

                           Valero Pipeline Company
                           One Valero Place
                           San Antonio, TX  78212-3186
                           Attention:  Rick Bluntzer

                  With copy of all legal notices to:

                           Valero Energy Corporation
                           One Valero Place
                           San Antonio, TX  78212-3186
                           Attention:  Commercial Law Department

                  All copies of all invoices to:

                           Valero Energy Corporation
                           One Valero Place
                           San Antonio, TX  78212-3186
                           Attention:  Accounts Payable

                  To Operator, as follows:

                           Shamrock Logistics Operations, L.P.
                           6000 North Loop 1604 West
                           San Antonio, Texas 78249
                           Attention:  President

                  With a copy to:

                           Shamrock Logistics Operations, L.P.
                           6000 North Loop 1604 West
                           San Antonio, Texas 78249
                           Attention:  Legal Department

         or to such other address as hereafter shall be furnished as provided in this Section.

                                   SECTION 14

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                             ENTIRETY OF AGREEMENTS

14.1 This Agreement, as well as the Lease and AFE policy, constitute the entire agreement between the Parties with respect to the operation, maintenance, and management of the System by Operator, and no modification or amendment hereto shall be binding upon either Party unless expressly agreed to in writing by all Parties.

                                   SECTION 15
                               FEDERAL COMPLIANCE

15.1 Insofar as applicable hereto, each Party hereto shall comply with Executive Order No. 11246, as amended, and the rules and regulations issued thereunder, to ensure that applicants are employed, and that employees are treated during employment without regard to their race, creed, color, sex or national origin. Also, if applicable, each Party hereto shall comply with all provisions of the Vietnam Era Veterans' Readjustment Assistance Act of 1974 and the rules and regulations issued thereunder, including 41 C.F.R., Chapter 60, Part 60-250. Each Party hereto shall also, if applicable, comply with all provisions of the Rehabilitation Act of 1973, and the rules and regulations issued thereunder including 41 C.F.R., Chapter 60, Part 60-740. All acts, orders, rules and regulations hereinafter referred to are hereby incorporated by reference unless this Agreement is excepted by appropriate Federal law, rules, regulations or orders.

                                   SECTION 16
                              CAPTIONS OR HEADINGS

16.1 The headings appearing at the beginning of each Section and at the beginning of various subsections are all inserted and included solely for convenience and shall never be considered or given any effect in construing this Agreement or any provisions hereof or liabilities of the respective parties or in ascertaining intent, if any question of intent should arise.

                                   SECTION 17
                                  ASSIGNABILITY

17.1 The rights, duties and privileges under this Agreement shall not be assigned by either Party without the prior written consent of the other Party.

                                   SECTION 18
                                  GOVERNING LAW

18.1 This Agreement shall be construed in accordance with, and governed by, the laws of the State of Texas without regard to the conflicts-of-laws rules of Texas.

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                                   SECTION 19
                                     WAIVER

19.1 No waiver by either party of any default of the other Party under this Agreement shall operate as a waiver of any future default, whether of like or different character.

                                   SECTION 20
                     CLAIMS; ALTERNATIVE DISPUTE RESOLUTION

20.1 MEDIATION. If there is ever a controversy, dispute, and claim (collectively, "Claim") that arises out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement, or otherwise arising out of, or in any way related to, this Agreement, including any claim based in contract, tort, strict liability, statute, or constitution (collectively, a "Dispute"), the Party initiating the Claim or Dispute shall first give notice of the Claim or Dispute to the other Party. Executives (of each Party) having authority to settle such Claim or Dispute shall then meet and negotiate to resolve the Claim or Dispute. If such executives fail to meet or are unable to resolve all issues surrounding the Claim or Dispute in question within 30 days after the notice from the Party initiating the Claim or Dispute, the Parties shall endeavor to settle the matter by mediation. Each Party shall be liable for fifty percent (50%) of all costs and expense attributed to selecting and retaining a mediator. All other costs of the mediation shall be borne by the Party incurring such costs. If the Claim or Dispute has not been resolved by mediation within 60 days after the mediator has commenced such mediation, either Party shall be free to pursue arbitration as specified under Section 20.2, below

20.2 ARBITRATION. Any Claim or Dispute which could not be fully resolved under the provisions of Section 20.1, above, shall be determined by arbitration conducted in Houston, Texas, before and in accordance with the then-existing Rules for Complex Arbitration (the "Rules") of the American Arbitration Association (the "AAA"), and any judgment rendered by the arbitrators shall be final, binding and unappealable, and judgment may be entered by any state or Federal court having jurisdiction thereof. Valero and Operator shall each select one such arbitrator, and the two arbitrators so selected shall select the third arbitrator. Each arbitrator shall sign an oath agreeing to be bound by the Code of Ethics for Arbitrators in Commercial Disputes promulgated by the AAA for Neutral Arbitrators. It is the intent of the Parties to avoid the appearance of impropriety due to bias or partiality on the part of any arbitrator. Prior to each arbitrator's formal appointment, such arbitrator shall disclose to the Parties and the other arbitrators any financial, fiduciary, kinship or other relationship with any Party. For the purpose of this Section, "appearance of impropriety" shall be defined as such relationship or behavior as would cause a reasonable person to believe that bias or partiality on the part of the arbitrator may exist in favor of any Party. Any award or portion thereof, whether preliminary or final, shall be in a written opinion containing findings of fact and conclusions of law signed by each arbitrator. The arbitrators shall hear and determine any preliminary issue of law asserted by a Party to be dispositive of any claim or for summary judgment, pursuant to such terms and procedures as the arbitrators deem appropriate. It is the intent of the Parties that, barring extraordinary circumstances, any arbitration hearing shall be concluded within two months of the date the statement of claim is received by the AAA. The arbitrators shall use their best efforts to issue the final award or awards within a period of 30 days after closure of the proceedings. Failure to do so shall not be a basis for challenging the award. The Parties and the arbitrators shall treat all aspects of the arbitration proceedings, including discovery, testimony, and other evidence, briefs and the award, as strictly confidential. The Parties intend that the provisions to arbitrate set forth in this Section be valid, enforceable and irrevocable. In their award, the arbitrators shall allocate, in their discretion, among the parties to the arbitration all costs of the arbitration, including the fees and expenses of the arbitrators and reasonable attorneys' fees, costs and expert witness expense of the Parties. In addition, the arbitrators shall be entitled, if appropriate, to award (i) only actual monetary or compensatory damages or (ii) specific performance as called for under the terms of this Agreement. The undersigned agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules.

IN WITNESS WHEREOF, the parties have executed this agreement effective as of the date first written above.

                                       SHAMROCK LOGISTICS OPERATIONS, L.P.

                                          By and through its General Partner,
                                          Riverwalk Logistics, G.P.

                                             By and Through its General Partner,
                                             Shamrock Logistics GP, L.L.C.

                                       By:/s/ Curtis V. Anastasio
                                          --------------------------------------
                                              Curtis V. Anastasio,
                                              President

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                                       VALERO PIPELINE COMPANY

                                       By:/s/ J. R. Bluntzer
                                          --------------------------------------
                                       Name:  J.R. Bluntzer
                                       Title: Vice President

                                       17